PENNSYLVANIA DEPARTMENT OF STATE	EXHIBIT 3.1
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)
☑ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)
Name
           Dean H. Dusinberre, Esquire
Address
            Rhoads & Sinon LLP
City                                     State                                     Zip Code
            PLACE IN OUR BOX
Fee: $70
     In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:
1.	The name of the corporation is:

CCFNB Bancorp, Inc.
2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street 232 East Street	City Bloomsburg	State PA	Zip 17815	County Columbia County
(b)	Name of Commercial Registered Office Provider
     c/o
3.	The statute by or under which it was incorporated: PA Business Corporation Law of 1933, as amended

4.	The date of its incorporation: June 20, 1983

5.	Check, and if appropriate complete, one of the following:
☑ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐ The amendment shall be effective on: ____________ at ____________
Date Hour

DSCB:15-1915/5915—2
6. Check one of the following:
☑ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).
7. Check, and if appropriate, complete one of the following:
☐ The amendment adopted by the corporation, set forth in full, is as follows
☑ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.
     8. Check if the amendment restates the Articles:
☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

10th day of May , 2011 .

CCFNB BANCORP, INC.

Name of Corporation

/s/ Lance O. Diehl

Signature

President and Chief Executive Officer

Title

DSCB: 15-1915/5915—3 Attachment	EXHIBIT “A”
Articles of Amendment
CCFNB Bancorp, Inc.
     The first paragraph of Article 4 of the Corporation’s Amended and Restated Articles of Incorporation shall be amended to read in its entirety as follows:
     4. The corporation shall have authority to issue fifteen million (15,000,000) shares of common stock, par value $1.25 per share, and one million (1,000,000) shares of preferred stock, par value $1.25 per share.